                                                                    EXHIBIT 99.2

RECONCILIATION BETWEEN NET (LOSS) INCOME AND ADJUSTED EBITDA

                                                                THREE MONTHS ENDED
                                                        ------------------------------------
                                                         DECEMBER 31,          DECEMBER 31,
                                                             2004                  2003
                                                        --------------        --------------

Reconciliation of Non-GAAP measurement:
Net (loss) income                                       $       (3,405)      $         2,349
Income tax (benefit) provision                                  (2,087)                1,597
Interest expense, net                                            8,353                 5,883
Depreciation and amortization                                    4,419                 3,554
                                                        --------------        --------------
Earnings before interest, taxes, depreciation and
amortization (EBITDA)                                            7,280                13,383
      Add back: restricted stock charges                        32,415                21,833
      Add back: costs arising from temporary
        plant shutdowns                                          1,875                     -
      Add back: discretionary bonuses                              933                     -
                                                        --------------        --------------
Adjusted EBITDA (EBITDA, excluding restricted
stock charges, costs arising from temporary
plant shutdowns and discretionary bonuses)              $       42,503        $       35,216
                                                        ==============        ==============

For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the
Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA (as defined above) is a non-GAAP financial measure and was discussed in our 2005 earnings conference call as it is a basis upon which our management has assessed its financial performance in the fourth quarter of 2004 and 2003, respectively. This calculation is a measure of the Company's performance that is not required by, or presented in accordance with, GAAP. As such it should not be considered as an alternative to net (loss) income in accordance with GAAP.

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